EXHIBIT 10.16

          THIRD AMENDMENT TO PURCHASE, SALE AND PARTICIPATION AGREEMENT

     This Third Amendment to Purchase, Sale and Participation Agreement (this "THIRD AMENDMENT"), is dated as of June 27, 2013, by and between 5 JAB, INC., a corporation ("SELLER"), AND THREE FORKS, INC. a corporation ("BUYER"). Seller and Buyer are sometimes referred to herein individually as a "PARTY" and collectively as the "PARTIES."

                                    RECITALS

     WHEREAS, Buyer and Seller entered into that certain Purchase, Sale and Participation Agreement, dated as of February 27, 2013, as amended by that certain First Amendment to Purchase, Sale and Participation Agreement, dated as of April 30, 2013, and that certain Second Amendment to Purchase, Sale and
Participation Agreement ("SECOND AMENDMENT ") dated as of May 13, 2013 (collectively, the "PURCHASE AGREEMENT"); AND

     WHEREAS, Buyer and Seller desire to amend the Purchase Agreement, as provided herein. Capitalized terms used but not otherwise defined herein shall have the meanings attributed to them in the Purchase Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants and conditions set forth herein and in the Purchase Agreement, Buyer and Seller hereby agree as follows:

                             AGREEMENT AND AMENDMENT

     1. FIRST AND SECOND CLOSINGS. The Parties will consummate the transaction contemplated by the Purchase Agreement ("CLOSE") in two stages:

     (i) On June 27, 2013 (the "FIRST CLOSING DATE"), subject to the satisfaction of the Parties' respective conditions to closing, the Parties shall Close as to an undivided one- half (1/2) of the Interests, being an undivided 37.5% interest in and to the Properties (I.E. being an undivided 1/2 of 75% of Seller's interest in the Properties) (the "FIRST CLOSING"). Such undivided one-half (1/2) of the Interests is herein referred to as the "FIRST TRANCHE". The amount payable at the First Closing for the First Tranche shall be one half (l/2) of the unadjusted Purchase Price.

     (ii) On September 1, 2013 (the "SECOND CLOSING DATE"), subject to the satisfaction of the Parties' respective conditions to the Second Closing as described herein below, the Parties shall Close as to an undivided one-half (1/2) of the Interests, being an undivided 37.5% interest in and to the Properties (I.E. being an undivided 1/2 of 75% of Seller's interest in the Properties) (the "SECOND CLOSING). Such undivided one-half (1/2) of the Interests is herein referred to as the "SECOND TRANCHE". The amount payable at the Second Closing for the Second Tranche shall be one half (1/2) of the Purchase Price, plus or minus the net adjustments to the Purchase Price contemplated to be made at Closing under the Purchase Agreement.

     (iii)The Closing Statement will be due two (2) days prior to the Second Closing, and Seller shall submit the Final Accounting Statement to Buyer within ninety (90) days after the Second Closing. Adjustments to the Purchase Price (if any) reflected in the Closing

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          Statement  and the Final  Accounting  Statement  will include any such adjustments relating to both the First and Second Tranches.

     (iv) Notwithstanding the postponement of Closing as to the Second Tranche, there shall be no extension of the deadline to submit Asserted Defects.

     2. EFFECTIVE DATE. The Effective Date as to the First Tranche shall be June 30, 2013 ("First Effective Date"). The Effective Date as to the Second Tranche shall be September 1, 2013 ("Second Effective Date").

     3. DEPOSIT. The Deposit will remain in the Deposit Account until the Second Closing Date. If the Second Closing occurs, the Deposit shall be applied to the portion of the Purchase Price payable with respect to the Second Tranche. If the Second Closing does not occur, the Deposit shall be released to Seller, unless expressly required to be released to Buyer pursuant to the Second Amendment. On September 1, 2013, the Parties will deliver such documents as may be reasonably required to permit the release of the Deposit to Buyer or Seller as required by this Agreement.

     4. CONDITIONS. The Parties' respective conditions to Closing set forth in the Purchase Agreement shall remain conditions precedent to their respective obligations as to the Second Closing, provided, however, that if the Parties' condition to Closing relating to average daily production levels (as set forth in Section 2.5(b), Section 13(d), or elsewhere) is met as of the First Closing Date, such condition shall cease to be a condition to the Second Closing and shall be deemed met for all purposes after the First Closing.

     5. CONVEYANCE, TERMINATION AND UNWIND. The conveyance of the First Tranche ("First Conveyance") will be delivered in a form substantially similar to Exhibit "B", as adjusted to convey only the First Tranche, provided however the form of the First Conveyance will be revised to be a conditional conveyance, under which the interests conveyed thereby shall automatically revert to Seller if the Second Closing fails to occur for any reason on the Second Closing Date. If the Second Closing does not occur for any reason:

     (i) Buyer further agrees to execute and deliver to Seller such reconveyances or other instruments reasonably necessary to evidence the reversion of title to the First Tranche to Seller, should the Second Closing fail to occur.

     (ii) Seller shall refund the portion of the Purchase Price paid by Buyer for the First Tranche (less the Deposit if Seller is to retain the Deposit under this Agreement), net of the positive difference (if any) between all amounts received by Buyer attributable to production from the First Tranche for the period of time after the First Effective Date, less any operating costs or joint interest billings attributable to the First Tranche paid by Buyer to Seller for the period of time after the First Effective Date.

     6. REFERENCES. All references to the Purchase Agreement in any document, instrument, agreement, or writing delivered pursuant to the Purchase Agreement (as amended hereby) shall hereafter be deemed to refer to the Purchase Agreement as amended hereby.

     7. COUNTERPARTS. This Third Amendment may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all of such

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counterparts  shall  constitute  for all purposes one  agreement.  Any signature hereto delivered by a Party by facsimile or e-mail transmission shall be deemed an original signature hereto.

     8. RATIFICATION. The terms of this Third Amendment supersede any conflicting terms in the Purchase Agreement. In all other respects, the Purchase Agreement, as amended hereby, is hereby adopted, ratified, and confirmed by Buyer and Seller. All references to the Purchase Agreement in any assignment or other instrument delivered in connection with the transaction(s) contemplated hereby shall refer to the Purchase Agreement as so amended.

                             SIGNATURE PAGE FOLLOWS







































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     IN WITNESS  WHEREOF,  the parties have executed this Third  Amendment as of the date first written above.



                                        SELLER:

                                        FIVE J.A.B., INC.



                                        By:
                                            ------------------------------------
                                            James A. Bohannon, Jr.
                                             President

                                        BUYER:

                                        THREE FORKS, INC.

                                        By:
                                           -------------------------------------
                                            Edward Nichols
                                            Chairman and Counsel


































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